Exhibit 99.1

Protalex Announces Stock Repurchase PR Newswire, Monday, September 22, 2003 at 09:22 ALBUQUERQUE, N.M., Sep 22, 2003 /PRNewswire-FirstCall via COMTEX/ -- Protalex Inc. (OTC Bulletin Board: PRTX) announced today the repurchase of approximately 3 million shares of its common stock. The stock will be retired into the Company treasury. The Company reports that the remaining outstanding shares now total approximately 16.7 million.

Statements in this press release that are not strictly historical are"forward-looking"statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a high degree of risk and uncertainty, are predictions only and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include the Company's limited operating history, uncertainty regarding viability and market acceptance of the Company's products, and the Company's dependence on reimbursement by third parties. These factors and others are more fully described in the section entitled"Risks Related to the Company's Business"in the Company's Registration Statement on Form 10-SB (File No. 00028385) as filed with the Securities and Exchange Commission.

SOURCE Protalex Inc.

CONTACT: Steven H. Kane, President/CEO of Protalex Inc.,

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